UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 2, 2011

ACTIVISION BLIZZARD, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	001-15839	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Boulevard, Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 255-2000

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.                             Submission of Matters to a Vote of Security Holders.

(a)  On June 2, 2011, Activision Blizzard, Inc. (the “Company”) held its annual meeting of the Company’s stockholders (the “Annual Meeting”) in Santa Monica, California.

(b)  The following is a brief description of each matter voted on at the Annual Meeting and the manner with respect to which votes were cast with respect to each matter and the number of abstentions with respect to each matter.  (There were no broker non-votes as to any of the matters.)

Proposal No. 1:  To elect 11 directors to serve one-year terms and until their respective successors are duly elected or appointed and qualified or until the earlier of their death, resignation or removal.

	For	Against	Abstain
Philippe G. H. Capron	921,206,467	86,405,529	206,065
Robert J. Corti	970,152,927	30,624,282	7,040,852
Frédéric R. Crépin	905,933,886	101,682,365	201,810
Lucian Grainge	908,686,770	98,925,776	205,515
Brian G. Kelly	924,184,237	83,442,796	191,028
Robert A. Kotick	926,701,270	80,939,982	176,809
Jean-Bernard Lévy	856,884,343	150,732,456	201,262
Robert J. Morgado	993,552,794	14,071,087	194,180
Stéphane Roussel	906,192,974	101,422,877	202,210
Richard Sarnoff	996,586,431	11,044,678	186,952
Régis Turrini	921,230,598	86,379,450	208,013

Proposal No. 2:  To advise whether the compensation of the Company’s executive officers named in the “Summary Compensation Table” in the Company’s proxy statement for the Annual Meeting, as disclosed in that proxy statement pursuant to Item 402 of Regulation S-K, is approved.

For	Against	Abstain
994,909,919	12,397,490	510,652

Proposal No. 3:  To advise whether future advisory stockholder votes on the Company’s executive compensation will occur every one, two or three years.

One Year	Two Years	Three Years	Abstain
965,426,987	1,152,842	40,799,755	438,477

(d)  In light of the vote of its stockholders on Proposal No. 3, the Company intends to hold future advisory stockholder votes on the Company’s executive compensation every year until the next required shareholder vote on the frequency of such votes is held.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 8, 2011

ACTIVISION BLIZZARD, INC.

By:	/s/ Chris B. Walther
Chris B. Walther
Chief Legal Officer